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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549



                                   FORM 8-K



                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                     The Securities Exchange Act of 1934



                              December 14, 1994
                            ---------------------
                                Date of Report
                      (Date of earliest event reported)



                          Beverly Enterprises, Inc.
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            (Exact name of Registrant as specified in its charter)



                                   Delaware
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                (State or other jurisdiction of incorporation)



                 1-9550                                   95-4100309
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        (Commission file number)              (IRS employer identification no.)



     5111 Rogers Avenue, Suite 40-A
          Fort Smith, Arkansas                            72919-1000
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(Address of principal executive offices)                  (Zip code)



                                (501) 452-6712
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             (Registrant's telephone number, including area code)
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ITEM 2.  Acquisition or Disposition of Assets


Synetic Acquisition

         On December 14, 1994, Pharmacy Corporation of America, a California corporation ("PCA"), an indirect wholly-owned subsidiary of Beverly Enterprises, Inc., a Delaware corporation (the "Company"), consummated a transaction with Synetic, Inc., a Delaware corporation ("Synetic"), whereby PCA acquired all the issued and outstanding shares of common stock (the "Synetic Shares") of three Synetic subsidiaries as follows: Dunnington Drug, Inc, a Delaware corporation; Healthcare Prescription Services, Inc., an Indiana corporation; and Alliance Health Services, Inc., a Delaware corporation (collectively, the "Synetic Subsidiaries"). The Synetic Subsidiaries provide pharmaceutical dispensing services in New England and Indiana to approximately 45,000 patients in various institutions, including nursing homes, transitional care facilities, correctional facilities and group homes.

         Cash consideration totalling $107,314,000 was paid in exchange for the Synetic Shares, with such consideration being subject to adjustment pending certain financial tests based on an audited combined balance sheet of the Synetic Subsidiaries as of December 14, 1994. Further, $5,000,000 of the purchase price was placed in escrow pending certain indemnification related post-closing adjustments, if any.


Insta-Care Acquisition

         On November 15, 1994, PCA consummated a transaction, whereby it acquired all of the authorized, issued and outstanding shares of common stock (the "Insta-Care Shares") of Insta-Care Holdings, Inc., a Florida corporation ("Insta-Care"), which was a subsidiary of Eckerd Corporation, a Delaware corporation. Insta-Care provides pharmaceutical dispensing services to approximately 65,000 patients in various institutions, including nursing homes, transitional care facilities, correctional facilities and group homes.

         Cash consideration totaling $112,000,000 was paid in exchange for the Insta-Care Shares, with such consideration being subject to adjustment pending certain financial tests based on an audited consolidated balance sheet of Insta-Care as of November 14, 1994. Of the $112,000,000 total consideration, up to $3,000,000 will be rebated to the Company in order to account for certain transition expenses to be incurred by the Company in connection with the acquisition. Further, $2,000,000 of the purchase price was placed in escrow pending certain indemnification related post-closing adjustments, if any.





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Financing

         On November 1, 1994, the Company executed a $375,000,000 Credit Agreement (the "1994 Credit Agreement") with Morgan Guaranty Trust Company of New York which provides for a $225,000,000 Term Loan (the "1994 Term Loan") and a $150,000,000 Revolver/Letter of Credit Facility (the "1994 Revolver/LOC Facility"). The proceeds from the 1994 Term Loan were used to consummate the pharmacy acquisitions discussed above. The 1994 Revolver/LOC Facility has replaced the Company's revolving credit facility and letter of credit facility originally entered into in 1993. Currently, the 1994 Term Loan and any Revolver borrowings will bear interest at adjusted LIBOR plus 1%, the Prime Rate, as defined, or the adjusted CD rate, as defined, plus 1.125%, at the Company's option. Such interest rates may be adjusted quarterly based on certain financial ratio calculations. The 1994 Term Loan requires quarterly principal and interest payments through October 1999.


General

         Neither the acquisition of the Synetic Shares nor the acquisition of the Insta-Care Shares is by and of itself a significant acquisition. However, this Report on Form 8-K is being filed because the acquisitions collectively result in an acquisition of businesses which is deemed to be a significant acquisition by the Company.


ITEM 7.  Financial Statements and Exhibits

         a) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED. In accordance with the instructions to this form, when considered individually, the financial statements of the respective businesses acquired are not required.

         b) PRO FORMA FINANCIAL INFORMATION. It is impractical to provide the required pro forma financial information with this Report on Form 8-K. As permitted by Item 7(b)(2), such pro forma financial information will be filed under cover of an amendment to this Form 8-K as soon as practicable, but not later than 60 days after this Report on Form 8-K must be filed.

         c)      EXHIBITS.

                 2.1 Stock Purchase Agreement, dated as of August 9, 1994, between Synetic, Inc. and Pharmacy Corporation of America

                 2.2 Stock Purchase Agreement, dated as of September 12, 1994, between Eckerd Corporation and Pharmacy Corporation of America





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                                   SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        BEVERLY ENTERPRISES, INC.



                                        /s/ SCOTT M. TABAKIN
                                        Scott M. Tabakin,
                                        Vice President, Controller and
                                        Chief Accounting Officer


Date:  December 28, 1994





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                              EXHIBIT INDEX
                              -------------

Ex. No.          Description
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 2.1             Stock Purchase Agreement, dated as of August 9,
                 1994, between Synetic, Inc. and Pharmacy
                 Corporation of America

 2.2 Stock Purchase Agreement, dated as of September 12, 1994, between Eckerd Corporation and Pharmacy
                 Corporation of America